UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 21, 2010

KENNEDY-WILSON HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33824	26-508760
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9701 Wilshire Blvd., Suite 700, Beverly Hills, California	90212
(Address of Principal Executive Offices)	(Zip Code)

(310) 887-6400

(Registrant’s telephone number, including area code)

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

As previously disclosed in a Form 8-K filed with the Securities and Exchange Commission (the “SEC”) by Kennedy-Wilson Holdings, Inc. (the “Company”), on April 26, 2010, the Board of Directors of the Company approved the repurchase of up to 7.5 million outstanding warrants to purchase common stock of the Company (the “Repurchase Program”). As of September 21, 2010, the Company has repurchased 5,998,624 outstanding warrants to purchase common stock of the Company under the Repurchase Program.

On September 21, 2010, the Board of Directors of the Company approved increasing the number of warrants subject to the Repurchase Program by 5 million. As a result of the increase, a total of 6,501,376 warrants to purchase common stock of the Company are subject to the Repurchase Program.

The repurchases may be made from time to time in the open market, in privately-negotiated transactions or otherwise as management may determine. The timing, terms and amount of specific repurchases are subject to the approval of the Board of Directors, the requirements of the SEC, market conditions, alternative uses of capital and other factors. Purchases may be commenced, suspended or discontinued at any time without prior notice.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENNEDY-WILSON HOLDINGS, INC.

Dated: September 21, 2010	By:	/S/ FREEMAN A. LYLE
	Name:	Freeman A. Lyle
	Title:	Chief Financial Officer